Exhibit 99.9
GMAC MORTGAGE
Wells Fargo Bank, N.A.
Attn: Servicer Oversight Group
9062 Old Annapolis Road
Columbia, MD 21045
Re: 2005 Servicer Certification
I, Anthony N. Renzi, certify to Wells Fargo Bank, N.A. (as “Master Servicer”), with respect to the mortgage loans (the “Mortgage Loans”) serviced by GMAC Mortgage Corporation (the “Company”) in connection with each deal listed on the attached Exhibit A, that:
1.	Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2.	The servicing information required to be provided to the Trustee by the Servicer under the Servicing Agreement has been provided to the Trustee;

3.	I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the date of this certification fulfilled its obligations under the Servicing Agreement; and

4.	I have disclosed to the Company’s certified public accountants all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers of similar standard as set forth in the Servicing Agreement.

Servicer: GMAC Mortgage Corporation
By:	/s/ Anthony N. Renzi
	Name:	Anthony N. Renzi
Title: Executive Vice President
Date: March 10, 2006

Exhibit 99.9
Exhibit A
GMAC MTG CORP
SEQ2004-12
SEQ2005-1
SEQ2005-2
SEQ2005-3
SEQ2005-4